EXHIBIT 16



                   LETTER RE CHANGE IN CERTIFYING ACCOUNTANT


General Bearing Corporation
West Nyackm NEw York

		We hereby concur wuith the statements made by you in the Prospectus constituting a part of this Registration Statement concerning our replacement as your principal accountant.



					/s/ Ferro, Berdon & Company L.L.P.
					---------------------------------
   				 	    FERRO, BERDON & COMPANY L.L.P.


New York, New York
November 4, 1996